UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 9, 2012

Entertainment Properties Trust
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-13561 (Commission File Number)	43-1790877 (I.R.S. Employer Identification No.)

909 Walnut Street, Suite 200
Kansas City, Missouri 64106
(Address of principal executive office)(Zip Code)

(816) 472-1700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

At the annual meeting of shareholders of Entertainment Properties Trust (the "Company") held on May 9, 2012, the matters voted upon and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to such matters, were as stated below:

Proposal No. 1:

The following nominees for trustees were elected to serve three-year terms expiring in 2015:

	For	Withheld	Broker Non-Votes
Jack A. Newman, Jr.	28,253,264	10,398,590	3,502,207
James A. Olson	28,246,522	10,405,332	3,502,207

Proposal No. 2:

The shareholders approved the compensation of the Company’s named executive officers as presented in the Company’s proxy statement on a non-binding, advisory basis:

For	36,372,582
Against	2,205,221
Abstain	74,051
Broker Non-Vote	3,502,207

Proposal No. 3:

The shareholders approved the performance goals under our 2007 Equity Incentive Plan for compliance with Internal Revenue Code Section 162(m):

For	33,970,617
Against	4,656,328
Abstain	24,909
Broker Non-Vote	3,502,207

Proposal No. 4:

The shareholders approved the performance goals under our Annual Performance-Based Incentive Plan for compliance with Internal Revenue Code Section 162(m):

For	36,887,384
Against	1,742,057
Abstain	22,413
Broker Non-Vote	3,502,207

Proposal No. 5:

The shareholders approved the ratification of KPMG, LLP as the independent registered public accounting firm for the Company for 2012:

For	26,802,235
Against	15,327,601
Abstain	24,226
Broker Non-Vote	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERTAINMENT PROPERTIES TRUST

By:	/s/ Mark A. Peterson
Name:	Mark A. Peterson
Title:	Senior Vice President, Treasurer and Chief Financial Officer

Date: May 25, 2012